SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made as of the 12th day of July, 2019 between FBC HOLDINGS SÀRL, a société à responsabilité limitée incorporated under the laws of Luxembourg with R.C.S. number B.142.133 (“FBC”) and SPHERE 3D CORP., a corporation incorporated under the laws o the Province of Ontario (the “Company”)

RECITALS:

A.	FBC is the registered and beneficial owner of 6,500,000 Series A Preferred Shares (the “Series A Shares”) in the capital of the Company.

B.

FBC and the Company desire, and deem it in the best interests of the Company to, exchange the Series A Shares for 6,500,000 Series B Preferred Shares of the Company (the “Series B Shares”), upon the terms and conditions hereinafter set forth (such transaction, the “Exchange”).

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants hereinafter set forth, the parties hereby covenant and agree as follows:

ARTICLE I
EXCHANGE OF SHARES

1.1        Exchange

FBC and the Company hereby agree, subject to the terms and conditions set forth herein, to conduct the Exchange. At the closing of the Exchange (the “Closing”), the (i) FBC shall deliver to the Company the Series A Shares for cancellation and (ii) the Company shall deliver to FBC the Series B Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1        Representations and Warranties of FBC

FBC hereby represents and warrants to the Company that as of the date hereof and as of the Closing date:

(a)

FBC is a corporation duly incorporated and organized and is a validly existing entity in good standing under the laws of the jurisdiction of its incorporation or organization with the corporate power and authority to execute, deliver and perform the terms of this Agreement and to consummate the transactions contemplated hereunder;

(b)

this Agreement is a valid and binding obligation of FBC, enforceable against FBC in accordance with its terms. FBC has the full legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by FBC is not subject to the consent or approval of any other person or entity;

(c)	FBC beneficially owns the Series A Shares free and clear of any claim, lien, charge or encumbrance whatsoever;

(d)

there is not, to FBC’s knowledge, now any agreement or other instrument binding upon FBC that will be violated by the execution and delivery of this agreement or will prevent the performance or satisfaction by FBC of any of the terms and conditions herein contained;

(e)

FBC is not insolvent, has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, has not had any petition or a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt, has not taken any proceeding to have a receiver appointed of any part of its assets, has not had any encumbrancer take possession of any of its property, and has not had any execution or distress become enforceable or become levied upon any of its property;

(f)

no suits, actions or legal proceedings of any sort are pending or are, to FBC’s knowledge, threatened which would restrain or otherwise prevent, in any manner, FBC from effectually and legally transferring the Series A Shares to the Company free and clear of any and all claims, liens, security interests and encumbrances pursuant to this Agreement, nor are there any suits, actions or other legal proceedings pending or, to FBC’s knowledge, threatened, the effect of which would be to make FBC liable for damages, to divest title to the Series A Shares, or to cause a lien to attach to the Series A Shares, and FBC has no knowledge of any claims which could give rise to such a suit, action or legal proceeding; and

(g)	FBC is a non-resident of Canada for the purposes of the Income Tax Act (Canada).

2.2        Representations and Warranties of the Company

The Company hereby represents and warrants to FBC as of the date hereof and as of the Closing date that:

(a)

the Company is a corporation duly incorporated and organized and is a validly existing entity in good standing under the laws of the jurisdiction of its incorporation or organization with the corporate power and authority to execute, deliver and perform the terms of this Agreement and to consummate the transactions contemplated hereunder;

(b)

this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the full legal right to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by the Company is not subject to the consent or approval of any other person or entity, except for the NASDAQ Capital Market, which consent has been obtained as of the date hereof;

(c)

the authorized capital of the Company consists, immediately prior to the Closing, of an unlimited number of Common Shares, an unlimited number of Preferred Shares, issuable in series, an unlimited number of Series A Preferred Shares and an unlimited number of Series B Preferred Shares, of which 2,300,000 Common Shares and 6,500,000 Series A Preferred Shares are issued and outstanding immediately prior to the Closing. All of such issued shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable securities laws;

(d)	the rights, privileges and preferences of the Series B Shares are as stated in the Company’s articles of amendment filed on •, 2019 with the Ministry of Government and Consumer Services (Ontario);

(e)

all of the outstanding shares of Series B Shares, when issued, will be (i) duly authorized, fully paid and non-assessable, (ii) free from all pre-emptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, (iii) issued without any restrictive legend, (iv) freely resold by FBC without any restrictions, and (v) issued in compliance with all applicable securities laws; and

(f)

subject to the accuracy of representations and warranties made by FBC herein, and in reliance upon such representations and warranties, the Company represents to FBC on the date of this Agreement and on the Closing Date that the Exchange will not contravene any applicable state, federal or provincial securities laws in the United States or Canada. In addition, the Company represents that the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and agrees not to take any position contrary to this Section 2.2(f). For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the Series A Shares may be tacked onto the holding period of the Series B Shares and the Company agrees not to take a position contrary to this Section 2.2(f). The Company agrees to issue the Series B Shares without any restrictions on transfer and without any restrictive legend.

2.3        Survival

The representations and warranties contained in Article II shall survive the Closing of the transactions.

ARTICLE III
MISCELLANEOUS

3.1        Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

3.2        Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein.

3.3        Notice

Notice, requests, demands, and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when: (a) delivered personally, on the date of such delivery; (b) delivered by electronic transmission, on the date of such delivery; or (c) mailed by registered or certified mail, postage prepaid, return receipt requested, on the third day after the posting thereof, to the address set forth in the signature pages to this Agreement (as such address may be updated by written notices to the other Parties to this Agreement) .

3.4        Amendments and Waivers

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all parties.

3.5        Severability

If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement

3.6        Entire Agreement

This Agreement and the documents referred to herein, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof

3.7        Execution by Facsimile or Electronic Transmission

The signature of any of the parties hereto may be evidenced by a facsimile, scanned e-mail or internet transmission copy of this Agreement bearing such signature.

3.8        Counterparts

This Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Notwithstanding the date of execution or transmission of any counterpart, each counterpart shall be deemed to have the effective date first written above.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above mentioned.

FBC HOLDINGS SÀRL

Per:	/s/ Trustmoore Luxembourg S.A.
Trustmoore Luxembourg S.A.
Manager A

Per:	/s/ Cyrus Capital Partners, LP
Cyrus Capital Partners, LP
Manager B

SPHERE 3D CORP.

Per:	/s/ Peter Tassiopoulos
Peter Tassiopoulos
Chief Executive Officer